Exhibit 10.1

                AMENDMENT TO EMPLOYMENT AND CONSULTING AGREEMENT
               DATED FEBRUARY 13, 2003 BETWEEN UNITED STATES STEEL
                         CORPORATION AND THOMAS J. USHER


     This Amendment to Employment and Consulting Agreement, dated November 29, 2005 (the "Amendment"), amends certain provisions of the Employment and Consulting Agreement dated February 13, 2003 between United States Steel Corporation and Thomas J. Usher (the "Agreement"). All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Agreement.

     The Agreement is hereby amended as follows:

     1. Mr. Usher shall retire from the Board of Directors of the Corporation effective January 31, 2006; and the Consulting Period shall begin on February 1, 2006 and end on April 30, 2009.

     2. Mr. Usher shall continue to be paid, through April 30, 2007, the salary contemplated by the Agreement for the Chairmanship Period.

     3. Beginning on May 1, 2007, and ending on April 30, 2009, Mr. Usher shall be paid the salary contemplated by the Agreement for the Consulting Period.

All other provisions of the Agreement shall remain in effect.

     Agreed to and accepted this 29th day of November 2005.


     UNITED STATES STEEL CORPORATION

     By /s/ Charles R. Lee                   /s/ Thomas J. Usher
       --------------------------------      -------------------
       On behalf of the Compensation &         Thomas J. Usher
       Organization Committee of United
       States Steel Corporation